UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment no. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

NEW CENTURY COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 - 09459	06-1034587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9831 Romandel Ave.
Santa Fe Springs, California 90670
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 906-8455

Not applicable
(Former name or former address, if changed since last report.)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Board of Directors of New Century Companies, Inc. (the “Company”)  approved the engagement of KMJ Corbin & Company LLP (“KMJ”) as the Company’s independent registered public accounting firm.

Also, on August 6, 2009, the Board of Directors resolved to dismiss Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar”) as the Company’s independent registered public accounting firm, and Squar was notified of this action on August 6, 2009.

During the fiscal years ended December 31, 2008 and December 31, 2007, and the subsequent interim period through August 6, 2009, the Company had (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, with Squar on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Squar’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except as described in “A” and “B” immediately below:

A. Material weaknesses in internal control over financial reporting (“ICFR”) related to:

(1)	Not effectively implementing comprehensive entity-level internal controls,

(2)	Not having sufficient personnel with appropriate training and experience in accounting principles generally accepted in the United States of America,

(3)	Not adequately segregating the duties of certain accounting personnel due to an insufficient complement of staff,

(4)	Not implementing financial controls that were properly designed to meet the control objectives and address all risks of the processes and/or the applicable assertions of the significant accounts,

(5)
Due to the material weaknesses identified in its entity level controls, the Company did not test whether its financial activity level controls or its information technology general controls were operating sufficiently to identify a significant deficiency in the Company’s ICFR, or a combination of such deficiencies, that may result in a reasonable possibility that a material misstatement of the Company’s consolidated financial statements would not be prevented or detected on a timely basis.

These material weaknesses in ICFR are more fully described in Item 9A(T) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

B. March 31, 2009 Form 10-Q:

(1)
The Form 10-Q for the three-month period ended March 31, 2009 was filed by the Company on May 20, 2009 before Squar had completed its review of the Company’s unaudited condensed consolidated financial statements, and the filing did not contain any disclosure that Squar had not completed such review.

As disclosed in the Company’s current report on Form 8-K, as filed on August 17, 2009, the Company determined that the Company’s unaudited condensed consolidated financial statements for the three-month period ended March 31, 2009 need to be restated, which will be reviewed by KMJ before an amended Form 10-Q is filed.

The Company has authorized Squar to respond fully to the inquiries of KMJ concerning any matter.

Squar’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2008, and December 31, 2007 do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope, or accounting principles but contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern and a consistency paragraph regarding restatement of the following audited/unaudited consolidated financial statements of the Company: for each of the quarters during the nine-month period ended September 30, 2008, for the year ended December 31, 2007, for each of the quarters during the nine-month period ended December 31, 2007, for the year ended December 31, 2006 and for each of the quarters during the nine-month period ended December 31, 2006.  The restatement referenced in the preceding sentence also affected the results of operations for the fourth quarter of calendar 2007 and 2006.

During the fiscal years ended December 31, 2008 and December 31, 2007, and the subsequent interim period through August 6, 2009, neither the Company nor anyone on its behalf has consulted with KMJ regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, (iii) any matter that was the subject of a disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Squar with a copy of this disclosure.  Exhibit 16 attached hereto is a copy of Squar’s letter dated August 18, 2009.

ITEM 9.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

c.	Exhibits:

A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY COMPANIES, INC. (Registrant)

Date: August 19, 2009	By:	/s/ DAVID DUQUETTE
David Duquette President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

16	Letter from Squar, Milner, Peterson, Miranda & Williamson, LLP addressed to the United States Securities and Exchange Commission.